FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities and Exchange Act of 1934

Date of Report: April 25, 2002

INSIGHT ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25092	86-0766246

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1305 West Auto Drive, Tempe, Arizona		85284

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:
(480) 902-1001

Item 2. Acquisition or Disposition of Assets

         On April 25, 2002, Insight Enterprises, Inc. (“Insight Enterprises”) acquired all of the outstanding stock of Comark, Inc. and Comark Investments, Inc. (collectively, “Comark”), from Philip E. Corcoran and Charles S. Wolande pursuant to a Stock Purchase Agreement dated as of April 25, 2002 (the “Agreement”). Under the Agreement, the base purchase price was $150 million, subject to adjustments for: (i) an $85.5 million minimum net book value requirement for Comark as of April 25, 2002; and (ii) certain contingent payments pursuant to which Corcoran and Wolande could be paid up to an additional $3.6 million based on the post-closing performance of Comark and its subsidiaries during the period from April 25, 2002 to December 31, 2003. The purchase price was paid by delivery of $100 million in cash and 2,306,964 shares of Insight Enterprises common stock. A portion of the cash consideration was paid into escrow to support the net book value adjustment, if any, and as a reserve for indemnities under the Agreement. Insight Enterprises financed the acquisition through working capital and through an indirect $50 million loan from American National Bank under Comark’s line of credit.

         The Agreement was negotiated at arm’s length between the officers of Insight Enterprises and the shareholders of Comark. None of those persons were affiliated with the other party, its affiliates, its directors and officers and their associates. Both parties were assisted in the negotiations by their respective legal counsel and investment advisors.

         Comark is a reseller of brand name computers, peripherals, networking products, storage products, software and accessories. Comark also provides services such as asset management, configuration and integration, network design and consulting, installations, moves, adds and changes, network monitoring, system integration, enterprise consulting, hardware maintenance and voice/video/data integration. Comark maintains headquarters in Bloomingdale, Illinois and warehouse facilities in Hanover Park, Illinois. Both facilities are leased. Comark also maintains leased office space in various locations throughout the United States.

Cautionary Statement regarding Forward-looking Statements:

         Certain statements in this report may be “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements may include projections of matters that affect sales, gross profit, operating expenses or net earnings; projections of capital expenditures; projections of growth; hiring plans; plans for future operations; financing needs or plans; plans relating to our products; and assumptions relating to the foregoing.

         Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking information. Some of the important factors that could cause our actual results to differ materially from those projected in forward-looking statements made by us include, but are not limited to, the following: our ability to integrate Comark successfully, general economic and computer industry conditions, competition, reliance on outsourcing arrangements, past and future acquisitions, international operations, reliance on information systems, reliance on suppliers, changes in supplier reimbursement programs, management of growth, changing methods of distribution, rapid change in product standards, inventory obsolescence, dependence on key personnel and sales or use tax collection. These factors are discussed in greater detail under “Factors That May Affect Future Results And Financial Condition” in the company’s Annual Report on Form 10-K for the year ended December 31, 2001, as filed with the Securities and Exchange Commission.

Item 7. Financial Statements and Exhibits

(a)  Financial Statements of Business Acquired

         Not later than 60 days after the due date of this report, Insight Enterprises will file any required financial statements.

(b)  Pro Forma Financial Information

         See item 7(a). Not later than 60 days after the due date of this report, Insight Enterprises will either file an amendment reporting that pro forma financial statements are not required or file any required pro forma information.

(c)  Exhibits

         See the Exhibit Index, following the signatures to this Report, which Exhibit Index is incorporated herein by reference.

Item 9. Regulation FD Disclosure

         See Exhibit 9.1, Press Release of Insight Enterprises dated April 25, 2002, which is incorporated herein by reference.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2002	/s/ Stanley Laybourne

Stanley Laybourne Chief Financial Officer, Secretary and Treasurer

INSIGHT ENTERPRISES, INC.

EXHIBIT INDEX

to

FORM 8-K CURRENT REPORT

Dated as of April 25, 2002

Incorporated
Exhibit		by Reference to/
Number	Description	Filed Herewith

2.1	Stock Purchase Agreement dated as of April 25, 2002 by and among Insight Enterprises, Comark, Philip E. Corcoran and Charles S. Wolande*	Filed Herewith

9.1	Press Release of Insight Enterprises dated April 25, 2002	Filed Herewith

*	Excluding exhibits and schedules, which will be provided to the Commission upon request.